Exhibit 5



                                          April 12, 1999

Board of Directors
REFAC Technology Development Corporation
122 East 42nd Street
New York, New York  10168

                  Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as special counsel to REFAC Technology Development Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), relating to the issuance and sale of up to 829,750 shares (the "Shares") of the common stock of the Company, par value $0.10 per share (the "Common Stock"). The Shares consist of 591,000 shares of Common Stock which have been reserved for issuance upon exercise of stock options (the "Stock Option Plans Shares") that have been or may be granted under the Company's 1990 Stock Option and Incentive Plan, as amended (the "1990 Plan"), and 1998 Stock Option and Incentive Plan (the "1998 Plan" and, together, with the 1990 Plan, the "Stock Option Plans") and 238,750 shares of Common Stock which have been reserved for issuance upon exercise of outstanding stock options granted other than under the Stock Option Plans pursuant to separate stock option agreements (the "Other Option Shares" and, collectively, with the Stock Option Plans Shares, the "Option Shares").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Act").

            We have examined originals or copies, certified or otherwise identi fied to our satisfaction, of (i) the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") relating to the Option Shares, (ii) the Stock Option Plans,
(iii) a specimen certificate evidencing the Common Stock, (iv) the Restated Certificate of Incorporation of the Company, as amended and as presently in effect, (v) the By-Laws of the Company, as presently in effect, (vi) certain resolutions of the Board of Directors of the Company relating to, among other things, the Stock Option Plans and the Other Option Shares (collec tively, the "Board Resolutions"), (vii) the stock option agreements relating to the Option Shares (the "Stock Option Agreements) and (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon certificates, statements or representations of officers of the Company and public officials. In rendering the opinion set forth below, we have assumed that
(i) the certificates representing the Option Shares will be manually signed by one of the authorized officers of the transfer agent for the Common Stock and registered by such transfer agent and will conform to the specimen thereof examined by us, and (ii) prior to the issuance of any Option Shares, the Company and the relevant optionee will have duly entered into Stock Option Agreements in accordance with the Stock Option Plans and the Board Resolutions.

            Members of our firm are admitted to the Bar of the State of Dela ware, and we do not express any opinion as to the laws of any other jurisdiction.

            Based upon and subject to the foregoing, we are of the opinion that the Option Shares have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Stock Option Agree ments, will be validly issued, fully paid and nonassessable.

            Mark N. Kaplan is a director, stockholder and optionholder of the Company.

            We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.


                                    Very truly yours,



                                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP